                                                           EXHIBIT 21


Parent and Subsidiaries

Principal Owners of the Company's Stock

Information pertaining to the percentages of the Company's outstanding common stock, par value $1 per share and Class B common stock, par value $1 per share, held by certain principal stockholders of the Company is incorporated herein by reference to the Company's Proxy Statement for the Annual Meeting of Stockholders to be held on July 16, 1996, to be filed with the Securities and Exchange Commission under the caption "Principal Stockholders".

Subsidiaries of the Company

The following is a list of the active subsidiaries of the Company showing the jurisdiction of incorporation and the percentage of voting securities owned by the Company or by wholly-owned subsidiaries of the Company as of March 31, 1996:

                                             Jurisdiction     Percentage
                                                  of          of Voting
Name of Corporation                          Incorporation    Securities
- -------------------                          -------------    ----------
Carter-Wallace, N.S. Inc.                    Delaware            100%
Carter-Wallace, O.S. Inc.                    Delaware            100%
Carter-Wallace Limited                       England             100%
Carter-Wallace (Australia) Pty, Limited      Australia           100%
Carter-Wallace, S.A.                         Mexico              100%
Carter-Wallace FSC Corp.                     Virgin Islands      100%
Frank W. Horner Inc.                         Canada              100%
Icart, S.A.                                  Spain               100%
International Biological Laboratories, Inc.  Maryland             95%
Laboratoires Fumouze, S.A.                   France              100%
Sante Beaute S.A.                            France              100%
Sofibel S.A.R.L.                             France              100%
S.p.A. Italiana Laboratori Bouty             Italy               100%
Technogenetics S.r.l.                        Italy               100%
Tripharma S.A.R.L.                           France              100%


All of the above subsidiaries are included in the consolidated financial statements of the Company.